UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2017

MANAGED FUTURES PREMIER GRAHAM L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	000-25603	13-4018068
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Escrow Agreement

Effective September 5, 2017, Ceres Managed Futures LLC (the “General Partner”), the general partner of Managed Futures Premier Graham L.P. (the “Registrant”), acting on behalf of the Registrant, entered into an amended and restated Schedule A to the escrow agreement (the “Escrow Agreement”), dated August 17, 2017, by and among the General Partner, the funds set forth on Schedule A thereto, UMB Fund Services, Inc. (“UMBFS”), and UMB Bank, N.A. (“UMB Bank”), pursuant to which UMB Bank will act as the escrow agent in connection with certain subscriptions for and sales of units of limited partnership interest in the Registrant.

Transfer Agency Agreement

Effective September 5, 2017, the General Partner, acting on behalf of the Registrant, entered into an amended and restated Schedule A to the transfer agency agreement (the “Transfer Agency Agreement”), dated as of August 17, 2017, by and between the General Partner, the funds set forth on Schedule A thereto, and UMBFS, pursuant to which UMBFS will act as transfer agent in connection with the provision of certain transfer and dividend disbursement services to the Registrant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit Number	Description

10.1	Escrow Agreement, dated August 17, 2017, by and among Ceres Managed Futures LLC, the funds listed on Schedule A thereto, UMB Fund Services, Inc., and UMB Bank, N.A., as amended, dated September 5, 2017.

10.2	Transfer Agency Agreement, dated as of August 17, 2017, by and between Ceres Managed Futures LLC, the funds listed on Schedule A thereto, and UMB Fund Services, Inc., as amended, dated September 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAGED FUTURES PREMIER GRAHAM L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: September 8, 2017

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